EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-132330) of Chelsea Therapeutics International, Ltd. and Subsidiary,
(2)	Registration Statement (Form S-3 No. 333-141964) of Chelsea Therapeutics International, Ltd. and Subsidiary,
(3)	Registration Statement (Form S-3 No. 333-161236) of Chelsea Therapeutics International, Ltd. and Subsidiary,
(4)	Registration Statement (Form S-3 No. 333-171628) of Chelsea Therapeutics International, Ltd. and Subsidiary,
(5)	Registration Statement (Form S-3 No. 333-179183) of Chelsea Therapeutics International, Ltd. and Subsidiary,
(6)	Registration Statement (Form S-8 No. 333-137782) of Chelsea Therapeutics International, Ltd. and Subsidiary,
(7)	Registration Statement (Form S-8 No. 333-144061) of Chelsea Therapeutics International, Ltd. and Subsidiary,
(8)	Registration Statement (Form S-8 No. 333-160256) of Chelsea Therapeutics International, Ltd. and Subsidiary, and
(9)	Registration Statement (Form S-8 No. 333-171627) of Chelsea Therapeutics International, Ltd. and Subsidiary;

of our reports dated March 7, 2013, with respect to the consolidated financial statements of Chelsea Therapeutics International, Ltd. and Subsidiary and the effectiveness of internal control over financial reporting of Chelsea Therapeutics International, Ltd. and Subsidiary included in this Annual Report (Form 10-K) of Chelsea Therapeutics International, Ltd. and Subsidiary for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Raleigh, North Carolina

March 7, 2013